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Exhibit 15

Awareness of PricewaterhouseCoopers

November 12, 1999

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

We are aware that our report dated October 26, 1999 on our review of interim financial information of Pharmacia & Upjohn, Inc., (the "Company") for the three and nine-month periods ended September 30, 1999 and included in the Company's quarterly report on Form 10-Q for the quarter then ended is incorporated by reference in the Company's Form S-8 Registration Statement (No.333-03109) dated May 3, 1996, (No.333-74783) dated March 22, 1999, (No. 333-74785) dated March
22, 1999, (No. 333-76659) dated April 20, 1999, (No. 333-76657) dated April 20,
1999, and (No. 333-86893) dated September 10, 1999, and in the Company's Form S-3 Registration Statement (No. 333-82723) dated July 23, 1999 and in the Company's Form S-4 Registration Statement (No. 333-84253) dated August 2, 1999.


Very truly yours,


PricewaterhouseCoopers LLP


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